                                                                   Exhibit 10.21

                           JOINT MARKETING AGREEMENT

     THIS JOINT MARKETING AGREEMENT (this "Agreement"), is made and entered into as of May 5, 2000, by and between @Road, INC. ("@Road"), with offices at 47200
                                  -----
Bayside Parkway, Fremont, California 94538 and GTE WIRELESS SERVICE CORPORATION ("GTE Wireless"), with offices at One GTE Place, Alpharetta, Georgia 30004.

                                  WITNESSETH:

     WHEREAS, @Road develops and manufactures certain hardware, software and related technology (the "@Road Products") and provides certain maintenance services (the "@Road Services") used to provide internet-based fleet management services for the reporting of vehicle location and dispatch services to be delivered over the cellular digital packet data ("CDPD") system; and

     WHEREAS, @Road sells and/or licenses the @Road Products to customers; and

     WHEREAS, @Road desires to use GTE Wireless' CDPD system for the delivery of its @Road Products to certain of its customers; and

     WHEREAS, the parties have determined that it will be beneficial to each of them to enter into a definitive agreement pursuant to which @Road will develop and manage certain marketing programs, including but not limited to telemarketing, direct mail and advertising, and GTE Wireless will provide certain financial funding; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties as hereinafter set forth, GTE Wireless and @Road agree as follows:


                            ARTICLE 1 - DEFINITIONS

     "Affiliate" of a person or entity (the "primary party") means another person or entity that falls within any one or more of the following categories:
(i) a person or entity that is controlled by, controls or is under the same control as the primary party; or (ii) a subsidiary (whether or not consolidated) of the primary party; or (iii) an entity of which the primary party is a subsidiary (whether or not consolidated); or (iv) a person or entity that has a material ownership interest in the primary party or that manages a significant portion of the primary party's day-to-day operations, or (v) an entity in which the primary party has a material ownership interest or that has a significant portion of its day-to-day operations managed by the primary party.

     "@Road Market Area" means the areas in which @Road provides the @Road Products and the @Road Services.

     "Cellular Radio Services" means any and all service authorized by the FCC under Part 22 of its rules as amended under the cellular orders set forth in An Inquiry Into the Use of the Banks 825-845 MHz and 870-890 MHz for Cellular Communications Systems: and Amendments of Parts 2 and 22 of the Commission's Rules Relative to Cellular Communications Systems (FCC Docket No. 79-318), 86 F.C.C. 2d 469 (1981), modified as set forth in reconsideration order 89 F.C.C. 2d 58 (1982), and as further modified as set forth in reconsideration order FCC 82-308 (released July 8, 1982) (Cellular Radio Decisions) and such other service as may be authorized by the FCC hereafter under such decisions, all amendments, modifications or supplements to the aforementioned rules or orders from time to time and any other radio service defined and regulated by the FCC as personal communications services.

     "Customer" means, at any time, any current customer or client of the party in question.

     "Direct Sales Channel" means all individuals employed by a party for the purpose of sales and, in the case of GTE Wireless, also includes all sales facilities operated by GTE Wireless (such as communication store outlets), but shall not include independent agents of a party.

     "GTE Wireless Market Area" means the areas in which GTE Wireless provides CDPD services.

     "GTE Wireless Services" means CDPD services that are provided by GTE Wireless using the Cellular Radio Services for which GTE Wireless holds the licenses.

     "Proposal" means any proposal, or any response to requests for proposal, bid or information, or similar method of offering or marketing wireless data solutions which do, or reasonably could, include both GTE Wireless Services and @Road Products and @Road Services.
------

     "Prospect" means any Customer or potential Customer to whom a party hereto has made, or is considering making, a Proposal.

     To "Reasonably Recommend" a product or service means to recommend and promote such product or service to a Prospect in a manner reasonably designed to influence the Prospect to purchase the product or service; provided, that an
                                                           --------
obligation to Reasonably Recommend a product or service does not include any obligation: (a) to promote any product or service if there exists a good faith belief that the Prospect's requirements would not be addressed as well by such product or service as they would by some competing product or service; or (b) to continue promoting the product or service if the Prospect indicates an unwillingness to consider using it.

     "Solutions" means actual or proposed total wireless data solutions to meet the needs of Prospects, which solutions utilize @Road Products and/or @Road
                                                -----
Services.


                   ARTICLE 2 - JOINT PROMOTION AND PROPOSALS

     2.1  Recommendation of GTE Wireless Services and @Road Products and
          --------------------------------------------------------------
Services. During the term of this Agreement, GTE Wireless, through its Direct
--------
Sales Channel, shall Reasonably Recommend the @Road Products and/or @Road Services in both the GTE Wireless and the @Road Market Areas. The program described in this Article 2 is the Joint Marketing Program. During the term of this Agreement, @Road, through its Direct Sales Channel, shall Reasonably Recommend the GTE Wireless Services in both the GTE Wireless and the @Road Market Areas.

     2.2  @Road Proposals. From time to time during the term of this Agreement,
          ---------------
whenever @Road is considering making a Proposal involving CDPD services that, in @Road's reasonable judgement, may benefit from the inclusion of GTE Wireless Services, @Road shall so notify GTE Wireless. Upon receipt of such notice, GTE Wireless shall promptly provide to @Road all sales, marketing and technical support necessary to enable @Road to include in its Proposal, to the extent reasonably practical, Solutions using GTE Wireless Services. @Road may request GTE Wireless' support, but @Road shall be under no obligation to recommend
                           -----
Solutions containing GTE Wireless Services to @Road Prospects.

     2.3  GTE Wireless Proposals. From time to time during the term of this
          ----------------------
Agreement, whenever GTE Wireless is considering making a Proposal that, in GTE Wireless' reasonable judgment, may benefit from the inclusion of @Road Products
                                                                 ------
and/or @Road Services, GTE Wireless may so notify @Road. Upon receipt of such notice, @Road shall promptly provide to GTE Wireless all sales, marketing and technical support necessary to enable GTE Wireless to include in its Proposal, to the extent reasonably practical, Solutions using @Road Products and/or @Road
                                                    -----
Services. GTE Wireless may request @Road's
support, but GTE Wireless shall be under no obligation to recommend Solutions containing @Road Products and/or @Road Services to GTE Wireless' Prospects.
           ------

     2.4  Responsibilities Upon Acceptance of Proposals That Include GTE
          --------------------------------------------------------------
Wireless Services and @Road Products and/or Services.
----------------------------------------------------

          (a) Upon a Prospect's acceptance of an @Road Proposal that includes GTE Wireless Services, or of a GTE Wireless Proposal that includes @Road Products and/or @Road Services, @Road shall provide, along with
          -----
          its own Products, GTE Wireless Service to the Customer according to the terms of the CDPD Data National Service Agreement between GTE Wireless and @Road, entered by the parties of even date herewith.

          (b) At the request of Customer, each of @Road and GTE Wireless shall separately contract with the Customer, then each of @Road and GTE Wireless shall negotiate in good faith to enter into its own contract with such Customer (each, a "Customer Contract"). When both @Road and GTE Wireless have entered into such Customer Contracts, neither of them shall have any obligations to the other with respect to the subject matter thereof other than the obligation of reasonable coordination with each other to implement the agreed-upon Solution.

     2.5  Training Regarding GTE Wireless Services. During the term hereof, in
          ----------------------------------------
order to enhance @Road's ability to Reasonably Recommend GTE Wireless Services and its ability to create Proposals that could include GTE Wireless Services, and thereby to further advance both parties' purposes hereunder, GTE Wireless shall make available to @Road non-confidential information designed to enhance @Road's understanding of the functions and advantages of the GTE Wireless Services.

     2.6  Training Regarding @Road Products and @Road Services. During the term
          ----------------------------------------------------
hereof, in order to enhance GTE Wireless' ability to Reasonably Recommend @Road
                                                                          -----
Products and/or @Road Services and its ability to create Proposals that could include @Road Products and/or @Road Services, and thereby to further advance
        -----
both parties' purposes hereunder, @Road shall make available to GTE Wireless non-confidential information designed to enhance GTE Wireless' understanding of the functions and advantages of the @Road Products and @Road Services.
                                    -----

     2.7  Obligation to Reasonably Recommend. During the term hereof, @Road's
          ----------------------------------
direct sales channel shall not recommend any provider of a CDPD system other than GTE Wireless to any @Road Customer or potential Customer in the GTE Wireless Market Area and the @Road Market Area, except in such instances in which: (a) @Road has first Reasonably Recommended GTE Wireless Services and the @Road Customer has refused to deal with GTE Wireless, or (b) @Road believes in good faith that it is unable to Reasonably Recommend the GTE Wireless Services to such Customer or potential Customer for any of the reasons set forth in the definition of "Reasonably Recommend" elsewhere in this Agreement.

     2.8  Cooperative Marketing Activities. In the interest of promoting the GTE
          --------------------------------
Wireless Services and the @Road Products and the @Road Services within the GTE Wireless and @Road Market Area, the parties agree to:

          (a) Work together to develop a joint marketing plan coveting mutually agreed-upon marketing and promotional activities;

          (b) Furnish each other with appropriate non-confidential technical information for support and planning purposes; provided, however, that each party reserves the right, at its sole discretion, to determine the content and availability of such information;

          (c) Inform the appropriate personnel in their sales forces of the existence of this Agreement and provide mutually agreed-upon training to such personnel;

          (d) Assist each other to develop appropriate educational and/or promotional materials, and provide each other with copies of appropriate promotional documentation, that each party's sales force may use for the purposes of this Agreement. All such material, however, to the extent it concerns the other party's products, shall be subject to prior written approval by such other party in each case;

          (e) In cases where joint product demonstrations or similar cooperative marketing efforts are anticipated, coordinate prospective customer calls as necessary;

          (f) Provide appropriate technical support to the other for demonstrations, benchmarks and mutually agreed-upon general sales promotion, as well as for selected exhibitions and promotional seminars on a case-by-case basis;

          (g) Participate in periodic meetings to monitor the results of the parties' mutual cooperation and to review (and modify, if necessary) the cooperative marketing plan to ensure the successful marketing and promotion of both parties' products;

     2.9  Funding by GTE Wireless. GTE Wireless agrees to provide certain
          -----------------------
funding in an amount to be determined for the Joint Marketing Program during the term of this Agreement, pursuant to the following process:

          (a) At a mutually agreed-upon date during each calendar quarter, @Road shall provide GTE Wireless with a marketing proposal (the "Marketing Proposal") including, but not limited to, print advertising, customer seminars, joint trade show participation, target market zip codes, prospect lists and addresses, number of mail pieces, telemarketing plans, an estimated cost and other relevant information at least sixty days prior to the marketing release date. The Marketing Proposal will include all projected costs to GTE Wireless for such campaign. If GTE Wireless consents in writing to implementation of the Marketing Proposal, @Road will proceed with implementation of such project consistent with the timeframes set forth in the Marketing Proposal. If the cost of implementation of any Marketing Proposal exceeds the projected cost, as approved by GTE Wireless, by greater than fifteen percent (15%), @Road will notify GTE Wireless of the new projected costs and (i) will not proceed with implementation of the project unless and until GTE Wireless has consented in writing to the additional costs, such acceptance or rejection of the additional costs to be made within 15 days of receipt by GTE Wireless of written notice pursuant to this Section 2.9(a), provided however, that if GTE Wireless has not responded within such 15-day period, such failure to respond will be deemed to be a rejection of proceeding in light of the additional cost; and (ii) may proceed with implementation of the project if GTE Wireless has not consented to the additional costs and @Road has agreed in writing to pay for such additional costs in excess of 115% of the projected budget.

          (b) @Road shall provide GTE Wireless with the final print copies and scripts for telemarketing and other information relevant to the Marketing Proposal, including third party marketing material vendor names, fee schedules and other related materials.

          (c) GTE Wireless shall provide @Road with certain marketing lists to be used for Marketing Proposals conducted by @Road hereunder, which marketing lists shall be Confidential Information as defined in
          Section 8 herein and subject to all the provisions of that article.

          (d)  GTE Wireless shall notify @Road in writing no less than fourteen
          (14) calendar days after @Road's presentation of any Marketing Proposal of GTE Wireless' approval or disapproval of such Marketing Proposal. If GTE Wireless fails to notify @Road of its decision regarding participation in a Marketing Proposal, then GTE Wireless will be deemed to have rejected the Marketing Proposal, and @Road agrees that GTE Wireless will not be responsible for the cost of the implementation of any Marketing Proposal not expressly approved by GTE Wireless.

          (e) @Road agrees to use all funds received from GTE Wireless pursuant to this Agreement for the purpose of the marketing and implementation of Marketing Proposals.

          (f) @Road agrees that it will deliver any and all sales leads generated from this Joint Marketing Program only to GTE Wireless and @Road sales force and that such delivery shall occur no later than fourteen (14) calendar days after it receives such sales leads from @Road's third-party vendor.

          (g) Unless @Road's obligation to Reasonably Recommend GTE Wireless Services is satisfied or inapplicable pursuant to the terms and conditions of this Agreement, then neither @Road nor GTE Wireless shall disclose the sales leads to any other party without the written consent of the other, provided however, that if no sale has closed within 180 days of the initial generation of a sales lead, neither party shall be bound by this requirement as to such sales lead.

               ARTICLE 3 - TECHNOLOGY DEVELOPMENT AND OWNERSHIP

     3.1  Technology Development. GTE Wireless and @Road may cooperate with each
          ----------------------
other from time to time in developing new technology, the applications of existing technology and/or new products or product lines in order to further their mutual interests hereunder. Except as otherwise provided hereto, neither party shall be under any obligation to the other to engage in such development.

     3.2  New Technology Ownership. In each event when the parties desire to
          ------------------------
work together to develop new technology or new products, they shall negotiate on the ownership rights of each of them in the technology or products that are to be developed. Nothing in this Agreement is intended to convey, allocate or ascertain intellectual property rights of either party.


              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF @ROAD

     @Road hereby represents and warrants to GTE Wireless as follows:

     4.1  Sufficient Rights No Infringement. To the best of its actual
          ---------------------------------
knowledge, @Road owns the entire right, title and interest in and to the @Road
                                                                         -----
Products, or has sufficient rights thereto to utilize the @Road Products for the
                                                          -----
purposes set forth hereto. To the best of its actual knowledge, the @Road
                                                                    -----
Products to be used in accordance with any arrangements contemplated by this Agreement do not infringe or violate any United States patents or any copyright, trademark, trade secret or other intellectual property rights.

     4.2  Authority @Road has the requisite authority to enter into this
          ---------
Agreement and to perform all of its obligations hereunder.

           ARTICLE 5- REPRESENTATIONS AND WARRANTIES OF GTE WIRELESS

     GTE Wireless hereby represents and warrants to @Road as follows:

     5.1  Sufficient Rights; No Infringement. To the best of its actual
          ----------------------------------
knowledge, GTE Wireless owns the entire right, title and interest in and to the GTE Wireless Services, or has sufficient rights therein to utilize the GTE Wireless Services for the purposes set forth herein. To the best of its actual knowledge, the GTE Wireless Services to be used in accordance with any arrangements contemplated by this Agreement do not infringe or violate any United States patents or any copyright, trademark, trade secret or any other intellectual property rights and there are no claims of any such infringement or violation.

     5.2  Authority. GTE Wireless has the requisite authority to enter into this
          ---------
Agreement and to perform all of its obligations hereunder.


                    ARTICLE 6 - RELATIONSHIP OF THE PARTIES

     Each of the parties hereto will act as, and will be, independent contractors in all aspects of their performance of this Agreement. Neither party will act or have authority to act as an agent for the other party for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, franchise, pooling arrangement, or other formal business entity or fiduciary relationship between @Road and GTE Wireless.


                          ARTICLE 7 - NON-DISCLOSURE

     7.1  Non-Disclosure of Agreements. Neither party will make any disclosure
          ----------------------------
regarding the terms of this Agreement or the business arrangements described herein, without obtaining the prior written consent to the other party; provided, however, that (i) the parties may communicate with Customers and
--------  -------
Prospects to the extent reasonably required to perform hereunder (but will obtain prior written approval of the other party hereto before identifying such party in advertisements, mass mailings or general publicity); (ii) after notice to the other party, each party will be permitted to make such disclosures as are required by legal requirements, including but not limited to court orders, or regulatory requirements applicable to, and beyond the reasonable control of, the party; and (iii) either party may disclose the terms of this Agreement and the business arrangements described herein to employees of their affiliates who have a need to know, so long as such affiliate employees are advised of and agree to be bound by the provisions of this Article.

     7.2  Confidential Information. The parties recognize that in the course of
          ------------------------
performing this Agreement, both parties have had and will continue to have access to certain confidential or proprietary information belonging to the other and each desires that any such confidential and proprietary information remain confidential. Each party agrees that, both during the term hereof and for a period of three (3) years after the termination of this Agreement, such party will use the same care it uses to protect its own confidential proprietary information, but in no event less than reasonable care, to prevent the disclosure and to protect the confidentiality of both (i) written information received from the other party that is marked or identified as confidential, and
(ii) oral or visual information identified as confidential at the time of disclosure that is summarized in writing and provided to the other party in such written form within twenty (20) days after such oral or visual disclosure ("Confidential Information"). Confidential Information does not include information that is (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party, (iv) independently developed by the recipient party without use of the other party's Confidential Information, (v) disclosed without similar restrictions to a third party by the party owning the Confidential Information,
(vi) approved by the other party for disclosure, or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure.

     7.3  Remedies. Each party acknowledges that the other would suffer
          --------
irreparable damage in the event of any breach of the provisions of this Article
7. Accordingly, in such event, a party will be entitled to temporary, preliminary and final injunctive relief, as well as any other applicable remedies at law or in equity against the party who has breached or threatened to breach this Article 7.

     7.4  No Rights Granted. Nothing contained in this Agreement shall be
          -----------------
construed as granting or conferring any rights by license or otherwise in any Confidential Information disclosed to the receiving party. All Confidential Information shall remain the property of the disclosing party and shall be returned by the receiving party to the disclosing party upon request. All notes, abstracts, memoranda, or other documents prepared by receiving party which contain Confidential Information or any discussion thereof, shall be destroyed or returned to the disclosing party upon written request. If the parties hereto decide to enter into any licensing, development or other arrangement regarding any Confidential Information or present or future patent claims disclosed hereunder, it shall only be done on the basis of a separate written agreement between them. No disclosure of any Confidential Information hereunder shall be construed a public disclosure of such Confidential Information by either party for any purpose whatsoever.

     7.5  Limitation on Obligations. The furnishing of Confidential Information
          -------------------------
hereunder shall not obligate either party to enter into any further agreement or negotiation with the other or to refrain from entering into an agreement or negotiation with any other party.

                       ARTICLE 8 - TERM AND TERMINATION

     8.1  Term and Termination.
          ---------------------

          (a) Subject to the termination provisions below, this Agreement shall take effect upon execution of this Agreement by the parties and shall continue for a period of one (1) year from the date hereof. Thereafter, if the parties mutually agree, this Agreement may be extended for an additional one-year term.

          (b) This Agreement may be terminated by either party for any reason or no reason by giving thirty (30) days prior written notice. Upon material breach or default under this Agreement by either party, if the other party gives notice of such breach or default and the same is not cured within thirty (30) days, then without limitation of any other remedy available hereunder, the non-defaulting party may terminate this Agreement immediately by delivery of a notice of termination simultaneously with the notice of default or at any time thereafter. This Agreement may be immediately terminated by a party without prior written notice in the event that the other party violates any of the conditions of Article 7 relating to the Confidential Information or a party shall have ceased doing business, been adjudged bankrupt or insolvent, made an assignment for the benefit of creditors, and/or filed for a petition in bankruptcy or reorganization.

          (c) Following expiration or termination of this Agreement, except for the obligations of the parties set forth in Article 7 above, the parties will have no further obligation or responsibility to each other.

     8.2  Survival of Obligations Upon Expiration of Term or Termination of
          -----------------------------------------------------------------
Agreement.
---------

          (a) All obligations of the parties arising hereunder and relating to any Proposal or joint Customer relationship existing on the date of expiration or termination of this

          Agreement, other than obligations to recommend or jointly market each others products and services, shall continue in full force and effect subsequent to and notwithstanding the termination or expiration of this Agreement shall in no way affect the rights and obligations of GTE Wireless and @Road under any then-existing subcontracting agreement or similar form of agreement between the parties, except to the extent set forth therein.

          (b) All representations, warranties and covenants of the parties set forth in Section 4.1, Section 5.1, and Article 7 shall survive the termination of this Agreement for a period of three (3) years.

                             ARTICLE 9 - INDEMNITY

     9.1  Infringement. Each party agrees to indemnify, defend and hold harmless
          ------------
the other and its affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "Indemnified Parties") from all third party demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) (collectively, the "Claims") arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with, as to @Road, the @Road
                                                                     -----
Products, and, as to GTE Wireless, the GTE Wireless Services. This provision does not in any way supersede nor is it in any way mitigated by either party's obligation to maintain insurance under the relevant laws and regulations. THIS SECTION SETS FORTH THE ENTIRE LIABILITY AND OBLIGATIONS OF EITHER PARTY AND THE EXCLUSIVE REMEDY OF THE OTHER PARTY WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF ANY PATENTS, TRADEMARKS, COPYRIGHTS, TRADE SECRETS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY ANY OF THE @Road PRODUCTS, THE @Road SERVICES AND/OR THE GTE WIRELESS SERVICES, OR ANY PART THEREOF.

     9.2  Other Claims. To the extent caused by its own negligence and/or
          ------------
willful misconduct, each party agrees to indemnify, defend and hold harmless the Indemnified Parties of the other from and against any Claims for harm sustained by any of the Indemnified Parties arising out of or in consequence of the performance of this Agreement, including without limitation: (i) damages for personal injuries to, or death of, employees of the other party or its subcontractors, if any, or third parties; or (ii) damage to property, including loss of use thereof, regardless of whether such injuries to persons or damage to property is due or claimed to be due to the negligence or willful misconduct of such party or its contractors. The obligations of this provision are in addition to the obligations of each party to provide insurance.

     9.3  Procedure. As to any indemnification claim of either party, each
          ---------
indemnified party agrees to: (i) give the indemnifying party prompt written notice of any claim, suit or proceeding, or of any settlement negotiations, that would trigger an indemnification obligation on the part of the other party; (ii) give the indemnifying party sole control of the defense of any such claim, suit, proceeding or settlement negotiation; (iii) at the indemnifying party's expense, render reasonable information and assistance to settle and/or defend any such claim, suit or proceeding; and (iv) enter into no settlement of such claim, suit or proceeding without prior written consent of the other party.

                             ARTICLE 10 - GENERAL

     10.1 Assignment. This Agreement is personal to each party hereto, and
          ----------
neither may assign or otherwise transfer its rights or delegate its duties hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, either party may upon written
                              --------  -------
notice to the other assign any of its rights or obligations hereunder to (i) an Affiliate of the assigning party or (ii) the purchaser of or successor in interest to all or substantially all of the assigning party's assets, unless (with respect to an assignment by @Road) in the reasonable judgment of GTE Wireless the assignee is a competitor of GTE Wireless, in which case the assignment by @Road shall not be valid or binding between the parties without GTE Wireless' prior written consent; or (iii) a successor entity of the assigning party that assumes all the obligations hereunder of the assignor, when such assignment is made solely for the purpose of changing the domicile of the assignor.

     10.2 Amendment. This Agreement and the Schedules and Exhibits attached
          ---------
hereto shall not be deemed or construed to be modified, amended, or waived, in whole or in part, except by written agreement duly executed by the parties to this Agreement.

     10.3 Severability. In the event any provision hereof shall be deemed
          ------------
invalid or unenforceable by any court or governmental agency of competent jurisdiction, such provision shall be deemed severed from this Agreement and all remaining provisions shall be afforded full force and effect as if such severed provision had never been a provision hereof.

     10.4 Excused Performance. The parties shall not be liable for any failure
          -------------------
to perform under this Agreement or any default due to fire, electrical failure, flood or similar act of God, embargo, or governmental restrictions which prevent the parties from performing in the normal and usual course of their businesses, provided they undertake diligent action to cure such failure and mitigate damage.

     10.5 Headings. The headings of this Agreement are intended solely for the
          --------
convenience of reference and shall be given no effect in the construction of this Agreement.

     10.6 Number, Gender. The masculine, feminine, singular and plural of any
          --------------
work or words shall be deemed to include and refer to the gender and number appropriate in the context.

     10.7 Notices. Except as otherwise provided in this Agreement, all notices
          -------
or other communications which are required or permitted hereunder shall be in writing and shall be valid and sufficient if delivered by: a) registered or certified mail, postage prepaid; b) hand delivery; c) overnight courier prepaid;
d) facsimile transmission upon confirmation of receipt; or e) overnight courier as follows:

     To @Road:        @Road, Inc.
                      47200 Bayside Parkway
                      Fremont, California 94538
                      Attn: Brett Moore
                      Phone: 510-668-1638
                      Fax:   510-353-6021

     With a copy to:  J.D. Fay
                      General Counsel
                      At the same address and phone
                      Fax: 510-353-6028

     To GTE Wireless: GTE Wireless Service Corporation
                      One GTE Place
                      Alpharetta, Georgia 30004
                      Attn: David Gambrell
                      Phone: (678) 339-4560
                      Fax:   (678) 339-8620

     With a copy to:  General Counsel
                      At the same address

     10.8 Counterparts. This Agreement may be signed in two or more
          ------------
counterparts, each of which shall be considered an original and which shall, taken together, constitute this Agreement.

     10.9 No Third Party Beneficiaries. Nothing in this Agreement is intended or
          ----------------------------
shall be construed or interpreted to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     10.10  Governing Law and Forum. Except to the extent governed by federal
            -----------------------
law, rules or regulations, this Agreement shall be interpreted under and governed by the laws of the State of Georgia.

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

     10.11  Entire Agreement. This Agreement constitutes the entire agreement
            ----------------
between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to such subject matter, and there are not representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.

     10.12  Procedure. Each party shall appoint an individual from its
            ---------
organization to interface with the other party on any issues arising out of this Agreement, and shall promptly notify the other party of such appointment.

     10.13  No Representations. GTE Wireless shall not make any representations
            ------------------
or warranties to third parties on behalf of @Road, and if any such representations or warranties are made they shall have no force or effect on @Road. @Road shall not make any representations or warranties to third parties on behalf of GTE Wireless, and if any such representations or warranties are made they shall have for force or effect on GTE Wireless.

     10.14  Trademarks.
            ----------

            (a) Subject to the terms and conditions of this Agreement, each party hereby grants to the other party a non-exclusive, non-transferable license to use such party's logo, trademarks, trade names, and/or service marks (collectively, the "Marks") only in accordance with such party's written guidelines for such use, as such guidelines may be amended from time to time, a copy of which has been or will be provided to the other party and which is incorporated hereto by reference. Except as specifically provided herein, each party retains all right, title and interest in and to their respective Marks, and nothing in this Agreement shall create in a party any rights in the Marks of the other party.

            (b) Each party recognizes the great value of the goodwill associated with the Marks of the other party and acknowledges that the Marks and all rights therein and the goodwill pertaining thereto belong exclusively to the respective owner of the Marks. Each party agrees not to contest rights of the other party in its respective Marks or act in any way adverse to such rights. Each party hereby further agrees that every use of the Marks shall inure to the benefit of the owner of the Marks and that a party shall not acquire any rights to the Marks owned by the other party or any right to register such Marks by any use it makes of such Marks.

            (c) Each party shall promptly report to the other party in writing any infringement or imitation of the other party's Marks of which a party becomes aware. The parties shall cooperate with each other in connection with any claim or legal action alleging infringement of the other party's Marks.

            (d) Each party shall have the right, prior to publication, as it may determine in its discretion, to review and consent to any advertising, marketing, promotional or display materials, as well as other printed materials using the Marks owned by such party or proposed for use in connection with the cooperative marketing arrangement set forth in this Agreement, and the other party shall not use such party's Marks without prior written consent of the owning party, which may be withheld in such party's sole discretion.

     10.15  DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER HEREUNDER FOR
            -------
ANY SPECIAL, CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF BUSINESS AND OTHER INDIRECT COMMERCIAL OR ECONOMIC LOSS, IN CONNECTION WITH ANY ACTION, CLAIM,

PROCEEDING OR SUIT ARISING HEREUNDER, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in counterparts on the day and year written below.

GTE WIRELESS SERVICE CORPORATION        @Road, INC.
                                        -------


By: /s/ Michael McDunough               By:/s/ Krish Panu
    -----------------------                -------------------

Title: President                        Title: President
      ---------------------                    ---------------

Date:______________________             Date: May 5, 2000
                                              ----------------

By: /s/ Dale S. Voyles
   -----------------------

Title: Assistant Secretary
      ---------------------

Date: 5/5/00
     ----------------------

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